UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

Sterling Real Estate Trust
(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2015,  Sterling Real Estate Trust, through a subsidiary of its operating partnership, Sterling Properties, L.L.L.P., entered into a purchase agreement with an unaffiliated third party seller to acquire  a 70% interest in a 14 story suburban office building containing 298,171 rentable square feet of office space located in Bloomington, Minnesota known as the Northland Plaza.

The proposed purchase price under the agreement is $52,500,000.   The Trust is presently seeking financing for approximately 68% of the total purchase price.    The purchase agreement is subject to numerous closing conditions and other terms and conditions customary for real estate transactions, including further due diligence review.  While the parties project a closing date of August 1, 2015, closing may occur after this date and there is no assurance at this time that closing will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust
Date: July 7, 2015
By: /s/ Bradley J. Swenson
Name: Bradley J. Swenson
Title: President